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                                                                    Exhibit 10.2











                            ASSET PURCHASE AGREEMENT

                                  by and among

                        CONTINENTAL SPORTS MANAGEMENT LLC

                                       and

                           PARAGON SPORTS GROUP, INC.

                            Dated as of May 31, 2001























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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of May 31, 2001 by and between Continental Sports Management LLC, a Delaware limited liability company ("Seller) and Paragon Sports Group, Inc., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H :

         WHEREAS, the Seller is a full service professional athlete representation agency (the "Business"); and

         WHEREAS, the Seller owns certain assets comprising the Assets (as hereinafter defined) which are related to the conduct of the Business; and

         WHEREAS, the Seller wishes to sell, and the Buyer wishes to purchase, the Assets; and

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Seller and the Buyer hereby agree as follows:

                                    ARTICLE I

                             PURCHASE OF THE ASSETS;
            PURCHASE PRICE; CLOSING ADJUSTMENTS; CONDITION OF ASSETS

         1.1 Transfer of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees that, on the date hereof (the "Closing Date"), the Seller shall sell, transfer, assign, convey and deliver to the Buyer, without recourse, representation or warranty except as otherwise expressly provided herein and Buyer shall purchase from the Seller, all of the assets (the "Assets") set forth on Schedule 1.1 attached hereto free and clear of all Liens. "Liens" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer, restriction under any stockholder or similar agreement, encumbrance or any other restrictions or limitations whatsoever.

         1.2 Non-Assumed Liabilities. The Buyer shall not assume nor be responsible for any liabilities or obligations of the Seller.

         1.3 Purchase Price for the Assets . The purchase price for the Assets shall be the issuance of Eight Hundred Thousand (800,000) shares of common stock of Buyer (the "Shares") at the time of the Closing.

         1.4 Issuance of Stock. Said Shares of common stock of Buyer may be transferred to the Seller in accordance with written instructions provided to counsel for Buyer by counsel for Seller. The shares of common stock of Buyer transferred to Seller, pursuant to this Agreement, will be restricted securities and will contain the following restrictive legend:

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                           "The securities which are represented by this
                           certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities have been acquired for investment purposes only and not with a view to distribution or resale, and may not be sold, transferred, made subject to a security interest, mortgaged, pledged, hypothecated or otherwise disposed unless and until registered under the Act or an opinion of counsel for the Company is received that registration is not required under such Act or an exemption from registration is available."


         1.5 Closing Adjustments. Any errors or omissions in computing closing adjustments discovered after Closing Date shall be corrected promptly upon discovery. The obligation of the parties under this Section shall survive the Closing.

                                   ARTICLE II

                                     CLOSING

         2.1      The Closing.

         (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held simultaneous with the execution of this Agreement at the offices of Continental Sports Management LLC.



                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         The Seller represents and warrants to the Buyer as follows:

         3.1 Organization and Qualification. Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

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         3.2 Validity and Execution of Agreement. Seller has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The members of Seller have approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller. This Agreement and such other agreements and instruments have been duly executed and delivered by Seller and each constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

         3.3. No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Seller of the transactions contemplated hereby will violate or conflict with (a) any of the provisions of the Articles of Organizations or Operating Agreement or other organizational documents of the Seller; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon the Assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any material contract to which Seller is a party.

         3.4 The Assets. The Seller owns outright and has good title to all of the owned Assets free and clear of any lien.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller as follows:

         4.1 Organization and Qualification . The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.

         4.2 Validity and Execution of Agreement. The Buyer has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its respective obligations hereunder and thereunder. The board of directors of the Buyer has approved to the extent required by law the transactions contemplated by this Agreement and each of the other agreements required to be entered into pursuant hereto by the Buyer and no other corporate or shareholder approvals are required. This Agreement and such other agreements and instruments have been duly executed and delivered by the Buyer and each constitutes the valid and binding obligation of the Buyer enforceable against it in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

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         4.3 No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Buyer of the transactions contemplated herein will violate or conflict with (a) any of the provisions of their respective Certificates of Incorporation or By-Laws or other organizational documents of Buyer; or (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any material contract to which Buyer is a party.



                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Sales and Transfer Taxes. All required filings under any applicable Federal, state, foreign or local sales tax, stamp tax or similar laws or regulations shall be made in a timely manner by the party responsible therefor under such laws and regulations, and, within ten (10) days following the Closing, such party shall deliver to the other parties either (a) proof of the payment of any sales tax assessed pursuant to such filings or (b) statements of no sales tax due, as the case may be. Buyer shall pay any and all transfer, sales or stamp taxes and any similar taxes or assessments imposed on the transfer of the Assets in accordance with the terms of this Agreement, including but not limited to any New York state real property transfer tax.

         5.2 Post-Closing Further Assurances. At any time and from time to time after the Closing Date at the request of either party, and without further consideration, the other party will execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as the party requesting the same may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the requesting party all of the property and rights intended to be conveyed to such party pursuant to the provisions of this Agreement.

         5.3 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) two (2) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 5.4):

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                  If to Seller, to:

                               Mr. William Davis
                               Continental Sports Management LLC
                               5580 Monroe Street, Suite 100
                               Sylvania, Ohio  43560


                  If to Buyer, to:

                               Mr. Shep Messing
                               Paragon Sports Group, Inc.
                               5580 Monroe Street, Suite 100
                               Sylvania, Ohio  43560


         5.4 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Buyer and the Seller.

         5.5 Entire Agreement. This Agreement (including any Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

         5.6 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         5.8 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. This Agreement is not assignable except by operation of law and any other purported assignment shall be null and void.

         5.9 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         5.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

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         5.11 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         5.12 Effect of Disclosure on Schedules. Any item disclosed on any Schedule shall be deemed to be disclosed in connection with (a) the specific representation and warranty to which such Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

         5.13 Headings. The headings in this agreement are for reference only, and shall not affect the interpretation of this Agreement.

         5.14 Severability of Provisions. . If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affect thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 CONTINENTAL SPORTS MANAGEMENT LLC



                                 By: /s/ William Davis
                                     -------------------------------------------
                                 Name: William Davis
                                 Title: General Member




                                 PARAGON SPORTS GROUP, INC.



                                 By:/s/ Shep Messing
                                    --------------------------------------------
                                 Name: Shep Messing
                                 Title:  President and Chief Executive Officer


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                                  SCHEDULE 1.1

                                     ASSETS


1) Account Receivables of Continental Sports Management LLC equal to One Hundred Eleven Thousand Dollars ($111,000).

2)  Player Contracts

Football:
---------

Name of Player              Expiration Date of Player Contract (Day/Month/Year)
--------------              ---------------------------------------------------
Alexis Alexandrias                               4/10/01
Nicki Bull                                       6/1/02
Wayne Carlisle                                   24/7/02
Peter Clark                                      12/4/02
Ashley Dodd                                      15/11/02
John Doolan                                      11/11/01
Alex Haddow                                      18/11/01
Greg Lincoln                                     5/11/02
Adam Locke                                       4/2/02
Peter McCann                                     10/8/01
Paul McVeigh                                     22/11/01
Hayden Mullins                                   21/12/01
Danny Naisbitt                                   27/10/01
John Piercy                                      14/11/01
Isaiah Rankin                                    26/6/02
Andy Scott                                       16/11/02
Chris Smith                                      29/11/02
Marieanne Spacey                                 3/1/03
John Still                                       3/5/02



Rugby:
------

Name of Player              Expiration Date of Player Contract (Day/Month/Year)
--------------              ---------------------------------------------------
Paul Hull                                        21/12/02
Josh Lewsky                                      15/1/03
Simon Shaw                                       26/10/02